EXHIBIT 10.20
                                                                   -------------






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                            ASSET PURCHASE AGREEMENT


                                 By and Between


                           QUESTRON TECHNOLOGY, INC.,


                     QUESTRON DISTRIBUTION LOGISTICS, INC.,


                             METRO FORM CORPORATION
                 d.b.a. Olympic Fasteners & Electronic Hardware


                                       and


                                   THE PERSONS
                                SIGNATORY HERETO






                           Dated as of March 11, 1999



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
                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1

DEFINITIONS...............................................................................................1
           1.1       Definitions..........................................................................1

ARTICLE 2

PURCHASE AND SALE OF ASSETS...............................................................................7
           2.1       Acquired Assets......................................................................7
           2.2       Excluded Assets......................................................................8
           2.3       Assumption and Exclusion of Certain Liabilities......................................8
           2.4       Purchase Consideration and Payment for Acquired Assets...............................8
           2.5       Transactions on the Closing Date....................................................10

ARTICLE 3

CLOSING AND TERMINATION..................................................................................11
           3.1       Closing.............................................................................11
           3.2       Termination.........................................................................11
           3.3       Fee Upon Termination................................................................12

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS
AND THE COMPANY..........................................................................................12
           4.1       Authority; Due Execution............................................................12
           4.2       Organization........................................................................13
           4.3       Subsidiaries and Equity Investments.................................................13
           4.4       Capitalization......................................................................13
           4.5       Ownership of Shares.................................................................13
           4.6       Title to Acquired Assets............................................................13
           4.7       Acquired Assets Complete............................................................14
           4.8       No Violation........................................................................14
           4.9       Litigation..........................................................................14
           4.10      Intentionally Omitted...............................................................15
           4.11      Real Property.......................................................................15
           4.12      Non-Real Estate Leases..............................................................16
           4.13      Financial Statements................................................................16
           4.14      Books and Records...................................................................17
           4.15      Tax Matters.........................................................................17
           4.16      Employee Matters....................................................................18
           4.17      Intellectual Property...............................................................21
           4.18      Accounts Receivable and Accounts Payable............................................22


                                       -i-




           4.19      Inventory...........................................................................22
           4.20      Absence of Change or Event..........................................................22
           4.21      Compliance with Law.................................................................24
           4.22      Contracts and Commitments...........................................................24
           4.23      Insurance...........................................................................26
           4.24      Intentionally Omitted...............................................................27
           4.25      Customers, Suppliers, Distributors, Etc.............................................27
           4.26      Previous Sales; Warranties; Product Liability.......................................27
           4.27      Environmental Matters...............................................................28
           4.28      Absence of Certain Payments.........................................................29
           4.29      Additional Information..............................................................29
           4.30      Investment Intent...................................................................29
           4.31      Disclosure..........................................................................30

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF QDL AND QUESTRON.......................................................30
           5.1       Organization........................................................................30
           5.2       Corporate Authority; Due Execution..................................................31
           5.3       No Violation........................................................................31
           5.4       SEC Documents.......................................................................31
           5.5       Questron Common Stock...............................................................32

ARTICLE 6

CERTAIN COVENANTS AND AGREEMENTS OF
PRINCIPALS, THE COMPANY, QDL AND QUESTRON................................................................32
           6.1       Conduct of Business Prior to the Closing Date.......................................32
           6.2       Tax Covenants; Bulk Sales Act.......................................................33
           6.3       Expenses and Finder's Fees..........................................................34
           6.4       Access to Information and Confidentiality...........................................35
           6.5       No Solicitation.....................................................................36
           6.7       Press Releases......................................................................36
           6.8       Transitional Assistance.............................................................36
           6.9       Conditions..........................................................................37
           6.10      Rule 144............................................................................37
           6.11      SEC Filings.........................................................................37
           6.12      Name Change.........................................................................37
           6.13      Balance Sheets......................................................................37
           6.14      Replacement Lease...................................................................37
           6.15      Florida Dealers License.............................................................37
           6.16      HSR Act and Other Filings...........................................................37

ARTICLE 7

CONDITIONS PRECEDENT OF QDL AND QUESTRON.................................................................38
           7.1       Representations and Warranties......................................................38
           7.2       Closing Certificates................................................................38


                                      -ii-




           7.3       Due Diligence.......................................................................38
           7.4       Opinion of Counsel..................................................................38
           7.5       No Actions..........................................................................38
           7.6       Consents............................................................................39
           7.7       Instruments and Possession..........................................................39
           7.8       Employment Agreement................................................................40
           7.9       Non-Competition Agreements..........................................................40
           7.10      Financing...........................................................................40
           7.11      Financial Statements................................................................40
           7.12      Material Adverse Change.............................................................40
           7.13      Environmental Report................................................................40
           7.14      Investor Representation Letter......................................................41

ARTICLE 8

CONDITIONS PRECEDENT OF THE COMPANY AND THE PRINCIPALS...................................................41
           8.1       Representations and Warranties......................................................41
           8.2       Closing Certificates................................................................41
           8.3       No Actions..........................................................................41
           8.4       Consents............................................................................41
           8.5       Instruments of Assumption...........................................................42
           8.6       Employment Agreement................................................................42
           8.7       Opinion of Counsel..................................................................42
           8.8       No Material Adverse Change..........................................................42

ARTICLE 9

INDEMNIFICATION..........................................................................................42
           9.1       Indemnification by the Company and the Principals...................................42
           9.2       Indemnification by QDL and Questron.................................................43
           9.3       Limitation on Liability.............................................................44

ARTICLE 10

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS....................................................45

ARTICLE 11

INTENTIONALLY OMITTED....................................................................................46

ARTICLE 12

MISCELLANEOUS............................................................................................46
           12.1      Cooperation.........................................................................46
           12.2      Waiver..............................................................................46
           12.3      Notices.............................................................................46
           12.4      Governing Law and Consent to Jurisdiction...........................................47


                                      -iii-




           12.5      Counterparts........................................................................48
           12.6      Headings; Schedules.................................................................48
           12.7      Entire Agreement....................................................................48
           12.8      Amendment and Modification..........................................................48
           12.9      Binding Effect; Benefits............................................................48
           12.10     Assignability.......................................................................48
           12.11     Post-Closing Reimbursement..........................................................48


         ASSET PURCHASE AGREEMENT, dated as of March 11, 1999 (herein, together with the Schedules and Exhibits attached hereto, referred to as the "Agreement"), by and between Questron Technology, Inc., a Delaware corporation ("Questron"), Questron Distribution Logistics, Inc., a Delaware corporation and a wholly-owned subsidiary of Questron ("QDL"), and Metro Form Corporation, an Ohio corporation doing business as Olympic Fasteners & Electronic Hardware (the "Company"), and each of the persons listed on Schedule 1.1 hereto and signatory hereto (each a "Principal," and collectively, the "Principals").


                              PRELIMINARY STATEMENT

         1. QDL is a wholly-owned subsidiary of Questron.

         2.  The   Company   desires  to  sell  and  QDL   desires  to  purchase
substantially all of the assets of the Company upon the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in reliance upon the respective representations and warranties made herein and in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Article 1.

         "Accrued Interest" is defined in Section 2.4(a).

         "Acquired Assets" is defined in Section 2.1.

         "Actions" is defined in Section 4.9.

         "Agreement" is defined in the preamble to this Agreement.

         "Arbitrating Accountants" is defined in Section 2.4(d)(ii).

         "Assumed Liabilities" is defined in Section 2.3.

         "Benefit Plans" shall mean each employee benefit or compensation plan, agreement or arrangement covering present or former employees, consultants or directors of the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliates could have any present or future liability, including "employee benefit plans" within the meaning of Section 3(3) of ERISA, stock purchase, stock option, severance, employment, collective bargaining agreement, fringe benefit, change in control, bonus and incentive or deferred compensation plans, agreements, policies or other arrangements or finding arrangements.

         "Books and Records" shall mean with respect to the Company all books and records pertaining to the Acquired Assets, the Assumed Liabilities, the Business, the customers, distributors and suppliers of the Company, including Tax returns and other information relevant to such returns, but not including minutes of shareholder and directors meetings.

         "Business" shall mean the Company's business and operations in respect of distributing fasteners, hardware and related components.

         "Claims" shall mean with respect to the Company all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any Person or arising out of or relating to the Acquired Assets the Assumed Liabilities, or the Business.

         "Closing" is defined in Section 3.1.

         "Closing Date" is defined in Section 3.1.

         "Closing Shares" is defined in Section 2.4(b).

         "Code" is defined in Section 4.15.

         "Company" is defined in the preamble to this Agreement.

         "Company Common Stock" is defined in Section 4.4.

         "Company Indemnified Claims" is defined in Section 9.2.

         "Company Indemnitees" is defined in Section 9.2.

         "Company Losses" is defined in Section 9.2.

         "Confidential Information" is defined in Section 6.4.

         "Contract" shall mean with respect to the Company any of the agreements, contracts, Leases, notes, loans, evidences of indebtedness, purchase orders, letters of credit, distributor agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, policies, purchase and sales orders, quotations and other executory commitments, in each case, related to, used or useful in the Business of the Company, to which the Company is a party or to which any of its assets are subject, whether oral or written, express or implied.

         "Contract Rights" shall mean with respect to the Company all of the Company's rights and obligations under the Transferred Contracts.

         "December 31, 1998 Audited Balance Sheet" is defined in Section 6.13.

         "Deferred Purchase Price" is defined in Section 2.4(c).

         "EBIT" shall mean the aggregate earnings of the Business before interest, income taxes, amortization of goodwill and the allocation of corporate expenses associated with the Business and without regard to extraordinary items that are paid or incurred after Closing, including any extraordinary bonus or severance payments made to employees.

         "EBIT Period" is defined in Section 2.4(c).

         "EBIT Report" is defined in Section 2.4(d)(i).

         "Effective Date" is defined in Section 3.1.

         "Employment Agreement" is defined in Section 7.8.

         "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, encumbrance or other right of third parties.

         "Environmental Laws" is defined in Section 4.27.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" is defined in Section 4.16(d).

         "ERISA Plans" is defined in Section 4.16(b).

         "Excluded Assets" shall mean (a) the Excluded Contracts, (b) the Excluded Records, (c) all tax refunds relating to periods preceding the Closing Date, (d) all Benefit Plans and related assets, (e) all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description which the Company may have under, or arising out of or relating to, this Agreement or any of the Other Documents to which it is a party
(f) amounts owing from officers or shareholders of the Company, and (g) each of those assets, properties or rights of the Company otherwise listed on Schedule 1.1(a) hereto.

         "Excluded Contracts" shall mean the Contracts listed on Schedule 1.1(b) hereto.

         "Excluded Liabilities" is defined in Section 2.3.

         "Excluded Records" shall mean (a) the Company's corporate record books,
(b) the Tax returns of the Company and other information relevant to such returns and (c) such other Books and Records which primarily relate to any Excluded Asset.

         "Existing Master Lease" shall mean that certain Lease Agreement by and between Nova Investments Group Corp., as lessor, and the Company, as Lessee, relating to the Company's lease of office and warehouse space in Middleburg Heights, Ohio.

         "First Replacement Lease" shall mean that certain lease agreement in the form attached hereto as Exhibit A-1.

         "Fixtures and Equipment" shall mean with respect to the Company all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, vehicles and other tangible personal property owned by the Company and located in, at or upon the Real Property of the Company as of the Effective Date, plus all additions, replacements or deletions since the Effective Date.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board consistently applied.

         "Governmental Authorities" means the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

         "Hazardous Materials" is defined in Section 4.27.

         "HSR Act" is defined in Section 6.16.

         "Immaterial Lease" is defined in Section 4.12.

         "Initial Cash Consideration" is defined in Section 2.4(a).

         "Insurance Policies" shall mean with respect to the Company the insurance policies issued by unaffiliated, third-party carriers relating to the Acquired Assets and Business of the Company listed under the Company's name on
Schedule 4.23.

         "Intellectual Property Rights" is defined in Section 4.17.

         "Inventory" shall mean with respect to the Company (a) all of the Company's inventories whether (x) in transit and owned by the Company or (y) within the facilities of the Company held for resale or lease in the ordinary course of the Company's Business to its customers and distributors, (b) all office supplies and similar materials of the Company located in the facilities of the Company and (c) all of the raw materials, work in process, finished products and similar items of the Company, in the facilities of the Company or wherever otherwise located.

         "Laws" shall mean any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, award or other governmental restriction including, without limitation, any policy or procedure issued or enforced by any Governmental Authority.

         "Leased Real Property" is defined in Section 4.11(a).

         "Leases" shall mean with respect to the Company all of the leases of the Company (whether relating to real property, improvements thereon, vehicles, machinery or equipment or other assets) listed under the Company's name on Schedules 4.11(a) and 4.12 and all other leases relating to the Acquired Assets or Business which are not required to be scheduled pursuant to this Agreement, including the Immaterial Leases.

         "Liability" shall mean any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "March 31, 1999 Balance Sheet" is defined in Section 6.13.

         "Material Adverse Effect" shall mean with respect to (A) the Company, a material adverse effect on (i) the Acquired Assets, the Business or the condition (financial or otherwise), properties, Liabilities, reserves, working capital, earnings, results of operations, or business prospects, or relations with customers, suppliers, distributors or employees of the Company or (ii) the right or ability of the Company to consummate the transactions contemplated hereby, and (B) with respect to QDL and Questron, a material adverse effect on
(i) the business or the condition (financial or otherwise) properties, liabilities, reserves, working capital, earnings, results of operations, or business prospects, or relations with customers, suppliers, distributions or employees of QDL and Questron or (ii) the right or ability of such entities to consummate the transactions contemplated hereby.

         "Net Operating Assets" is defined in Section 2.4(a).

         "Non-Competition Agreements" is defined in Section 7.9.

         "Non-Real Estate Leases" is defined in Section 4.12.

         "Other Documents" is defined in Section 4.1.

         "Permits" shall mean with respect to the Company all licenses, permits and other governmental authorization necessary to carry on the Business of the Company.

         "Person" means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, joint venture, unincorporated association or other legal entity of whatever nature.

         "Principals" is defined in the preamble to this Agreement.

         "Purchase Price" is defined in Section 2.4.

         "QDL" is defined in the preamble to this Agreement.

         "Questron" is defined in the preamble to this Agreement.

         "Questron Common Stock" is defined in Section 2.4(b).

         "Questron Indemnified Claims" is defined in Section 9.1.

         "Questron Indemnities" is defined in Section 9.1.

         "Questron Losses" is defined in Section 9.1.

         "Real Property" is all of the real property that has been or is currently being used in the conduct of the Business, including, without limitation, the Leased Real Property.

         "Real Property Leases" is defined in Section 4.11(a).

         "Reference Balance Sheet" is defined in Section 4.13.

         "Reference Balance Sheet Date" is defined in Section 4.13.

         "Reference Income Statement" is defined in Section 4.13.

         "SEC" is defined in Section 5.4.

         "SEC Documents" is defined in Section 5.4.

         "Second Replacement Lease" shall mean that certain lease agreement in the form attached hereto as Exhibit A-2.

         "Securities" is defined in Section 4.30(i).

         "Securities Act" is defined in Section 2.5(d).

         "Shares" is defined in Section 2.4(a).

         "Stated Debt" is the aggregate amount of the outstanding liabilities of the Company specifically identified and described in Schedule 1.2 as of the Effective Date.

         "Stated Net Debt" is defined in Section 2.4(a).

         "Subsidiary" is defined in Section 4.3.

         "Taxes" is defined in Section 4.15.

         "Transferred Contracts" shall mean the Contracts other than the Excluded Contracts.

         "1998 Audit" is defined in Section 6.4.


                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

         2.1 Acquired Assets. Subject to the terms and conditions of this Agreement, the Company shall sell, assign, transfer, convey and deliver to QDL, and QDL shall purchase from the Company on the Closing Date, all right, title and interest of the Company in and to all of the Acquired Assets, free and clear of all Encumbrances.

         The term "Acquired Assets" as used herein shall mean all of the assets, properties and rights of every type and description, real and personal, tangible and intangible, wherever located, owned by the Company on the Closing Date or in which the Company has any interest whatsoever on the Closing Date relating to, used or useful in the conduct of the Business, exclusive of the Excluded Assets, but otherwise including, without limitation, all of the Company's right, title and interest in and to the following:

              (a) accounts and notes receivable, refunds, and, to the extent transferable, deposits and prepaid expenses (including, without limitation, any prepaid insurance premiums);

              (b) cash and cash equivalents;

              (c) all Contract Rights, including, without limitation, all of the Company's rights and obligations under or in respect of (i) the Leases (exclusive of the Existing Matter Lease but including the Replacement Lease),
(ii) the Insurance Policies, (iii) all restrictive covenants and obligations of present and former officers and employees of each of the Company (or any predecessor of the Company) and of other individuals and corporations in favor of the Company (or any predecessor of the Company) and (iv) any collective bargaining or other employee agreements described on Schedule 2.1(c) hereto;

              (d) all Fixtures and Equipment;

              (e) all Inventory;

              (f) all Books and Records;

              (g) all Intellectual Property Rights;

              (h) all Claims;

              (i) all Permits;

              (j) all manufacturers', vendors' and suppliers' warranties in respect of any item of property falling within the scope of the Acquired Assets;

              (k) to the extent transferable, all rights to indemnification, including environmental indemnification rights related to the Business and/or the Acquired Assets inuring to the benefit of the Company; and

              (l) all other assets used or held for use in the Business by the Company, whether tangible or intangible, not expressly mentioned herein which, as of the Closing Date, are owned by the Company, or in which the Company has a right, title or interest.

         2.2 Excluded Assets. Notwithstanding any other provision of this Agreement, Questron shall not acquire any interest in the Excluded Assets.

         2.3 Assumption and Exclusion of Certain Liabilities. QDL agrees to assume, as of the Closing Date, (i) solely to the extent related to any facts or circumstances arising or occurring after the Effective Date (but not with respect to facts or circumstances existing, arising or occurring prior to the Effective Date), all Liabilities of the Company arising under the Transferred Contracts, (ii) all Liabilities of the Company which have been incurred by the Company in the ordinary course of business, including all Liabilities with respect to trade accounts payable of the Company and accrued current liabilities (including payroll and payroll taxes) existing as of the Closing Date, and (iii) such other liabilities specifically listed on Schedule 2.3 hereto (the Liabilities described in clauses (i) through (iii) are collectively referred to as the "Assumed Liabilities"). Except for the Assumed Liabilities, Questron is not assuming, and shall not be liable for or bound by, any obligations or Liabilities of the Company of any kind or nature, known or unknown, express, implied, contingent or otherwise (collectively, the "Excluded Liabilities").

         2.4 Purchase Consideration and Payment for Acquired Assets. In consideration of the sale, conveyance, transfer, assignment and delivery of the Acquired Assets and Business by the Company to QDL on the Closing Date, and in reliance upon the representations, warranties, covenants and agreements made herein by the Company and the Principals, QDL shall pay to the Company a total purchase price of Nine Million Dollars ($9,000,000) (the "Purchase Price") subject to payment and adjustment as follows:

              (a) Initial Cash Consideration. At the Closing, the Company shall be paid an amount equal to (w) Eight Million Dollars ($8,000,000), (x) less the Stated Net Debt (as defined below), (y) plus or minus, the increase or decrease, as the case may be, in Net Operating Assets (as defined below) of the Company from that derived from the December 31, 1998 Audited Balance Sheet (as defined in Section 6.13) to that derived from the March 31, 1999 Balance Sheet (as defined in Section 6.13), (z) plus (i) interest on the foregoing in an amount equal to 6% per annum calculated from the Effective Date through the earlier of April 23, 1999 or the Closing Date, and (ii) interest on the foregoing (including all accrued interest) in an amount equal to 8% per annum calculated from April 23, 1999 through the Closing Date (such interest payable under clauses (i) and (ii) collectively, the "Accrued Interest") (said amount being herein referred to as the "Initial Cash Consideration"). The Initial Cash Consideration shall be paid to the Company (or to third parties on behalf of the Company) by wire transfers of immediately available funds (or certified checks) from or on behalf of QDL to such account(s) as the Company may designate to QDL in writing, no later than five (5) business days prior to the Closing Date. As used herein, (a) "Net Operating Assets" means, at the applicable measurement date, the net book value of the Acquired Assets (exclusive of cash and cash equivalents), net of the net book value of the Assumed Liabilities (exclusive of the Stated Debt), and (b) "Stated Net Debt" means the aggregate amount of the Stated Debt net of cash and cash equivalents as of March 31, 1999.

              (b) Questron Common Stock. At the Closing, the Company (or its designees) shall be issued such aggregate number of shares of Questron's Common Stock, par value $0.001 per share (the "Questron Common Stock"), having a value equal to One Million Dollars ($1,000,000) (the "Closing Shares") calculated on the basis of the average last reported sales price for the Questron Common Stock for the five (5) trading days ending on the third trading day immediately prior to the Closing Date. The Closing Shares shall be issued and registered in the name of the Company or its designees and in such denominations as the Company may designate to QDL in writing no later than five (5) business days prior to the Closing Date.

              (c) Post-Closing Payments. Subject to the terms and conditions set forth in subsection (d) below, following the Closing, QDL shall pay to the Company (or its designees) an amount (the "Deferred Purchase Price") equal to the lesser of (A) an amount equal to (x) the amount, if any, by which the EBIT for the Business for the twelve (12) month period beginning on the Effective Date (the "EBIT Period") exceeds One Million Four Hundred Fifty Thousand Dollars ($1,450,000), multiplied by (y) 6, and (B) One Million Dollars ($1,000,000).

              (d) Determination of Post-Closing Payment Amounts. The amount of post- closing payments referred to subsection (c) above shall be finally determined, and subject to payment, as follows:

              (i) The amount of the Deferred Purchase Price shall be initially computed by QDL, and a report thereon (the "EBIT Report") shall be delivered to the Company within sixty (60) calendar days following the end of the EBIT Period. The EBIT Report will be deemed to be accepted by the parties hereto and shall be conclusive for purposes of determining the amount of the Deferred Purchase Price, except to the extent, if any, that the Company shall have delivered to QDL, within thirty (30) calendar days after receiving such

    EBIT Report, a statement describing the Company's objections (if any) thereto, specifying the amount in dispute and setting forth in reasonable detail the basis for such dispute (it being understood any amounts not disputed shall be paid promptly). The parties and their respective independent accountants shall use reasonable efforts to resolve any such objections in good faith, but if they do not obtain a final resolution within thirty (30) calendar days after the Company has delivered the statement of objections, then the resolution of the disputed items shall be submitted to arbitration as provided in clause (ii) below.

              (ii) Disputes in the final determination of the amount of the Deferred Purchase Price shall, to the extent not otherwise resolved by the parties as provided in clause (i) above, as applicable, shall be submitted to an independent accounting firm mutually acceptable to the parties (the "Arbitrating Accountants") for resolution. The parties shall bear the fees and disbursements of the Arbitrating Accountants in the same proportion that their respective positions are confirmed or rejected by the Arbitrating Accountants. The determination of the Arbitrating Accountants will be conclusive and binding on the parties.

              (iii) Amounts payable in respect of the Deferred Purchase Price shall be paid within five (5) calendar days following the date of final determination, by wire transfer of immediately available funds to the account specified by the party entitled to receive payment.

         2.5 Transactions on the Closing Date.

              (a) At the Closing, the Company will deliver, or cause to be delivered, to QDL and/or Questron the following:

              (i) each of the certificates and documents contemplated by Article 7; and

              (ii) such other certificates, documents, instruments and agreements as QDL and/or Questron shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to QDL and/or Questron.

              (b) At the Closing, QDL and/or Questron will deliver to the Company and/or the Principals the following:

              (i) the Initial Cash Consideration;

              (ii) the stock certificates representing the Closing Shares;

              (iii)  each of the  certificates  and  documents  contemplated  by
    Article 8; and

              (iv) such other certificates, documents, instruments and agreements as the Company shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to the Company.

              (c) At the Closing, and on behalf of the Company, Questron shall deliver, or cause to be delivered, by wire transfer such amounts as are necessary to pay and discharge the outstanding balance of the indebtedness set forth on Schedule 1.2 to the entities listed thereon, which amounts shall represent all of such indebtedness outstanding as of the Closing Date.

              (d) Restricted Securities. The shares representing the Closing Shares issued to the Company or its designees shall be restricted securities under the Securities Act of 1933, as amended (the "Securities Act"), will not have been registered under the Act and may not be sold or transferred absent such registration or unless an exception from registration is available. The certificates evidencing such Shares shall bear a legend substantially in the following form, in addition to any other legends required by applicable state law:

    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."


                                 ARTICLE 3

                          CLOSING AND TERMINATION
                          -----------------------

         3.1 Closing. The closing of the transactions provided for in Article 2 above (the "Closing") will take place at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, N.Y. 10022, at 10:00 A.M. (local time) on or about April 20, 1999 (the "Closing Date"), or at such other place, time and date as may be agreed upon by QDL, Questron, the Company and the Principals. The effective date of the Closing shall be April 1, 1999 (the "Effective Date").

         3.2 Termination. Anything contained in this Agreement other than in this Section 3.2 to the contrary notwithstanding, this Agreement may be terminated in writing at any time on or prior to the Closing:

              (a) without liability on the part of any party hereto, by mutual written consent of QDL and Questron, on the one hand, and the Company and the Principals, on the other;

              (b) without liability on the part of any party hereto (unless occasioned by reason of a material breach by any party hereto of any of its representations, warranties or obligations hereunder) by either QDL and Questron, on the one hand, or the Company and the Principals, on the other, if the Closing shall not have occurred on or before June 30, 1999 (or such later date as may be agreed upon in writing by the parties hereto);

              (c) by QDL and Questron, if the Company or the Principals shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured or waived or the Company or the Principals shall not have provided reasonable assurance that such breach can and will be cured on or before the Closing Date, provided, however, that QDL and Questron have not breached in any material respect any of their respective representations, warranties or obligations hereunder; or

              (d) by the Company and the Principals, if QDL or Questron shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured or waived or QDL and Questron shall not have provided reasonable assurance that such breach can and will be cured on or before the Closing Date, provided, however, that the Company and the Principals have not breached in any material respect any of their respective representations, warranties or obligations hereunder.

              3.3 Fee Upon Termination Under Section 3.2(b). In the event that QDL or the Company terminates this Agreement pursuant to Section 3.2(b), QDL shall pay to the Company Fifty Thousand Dollars ($50,000). Such payment shall be made within fifteen (15) calendar days after the date of termination and shall be paid by wire transfers of immediately available funds (or certified checks) from or on behalf of QDL to such account(s) as the Company may designate to QDL in writing.


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS
                ------------------------------------------------
                                 AND THE COMPANY
                                 ---------------

         Each Principal and the Company, jointly and severally, represents and warrants to QDL and Questron that as of the date hereof and as of the Closing Date (except as otherwise noted):

         4.1 Authority; Due Execution. The Company has full corporate power and authority to enter into this Agreement and all other agreements, documents, certificates and instruments contemplated by this Agreement (the "Other
Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby. Each Principal has the power to enter into this Agreement and each Other Document to which such Principal is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Other Document to which the Company and/or the Principals are parties will be as of the Closing Date, duly executed and delivered by the Company and/or the Principals, and (assuming due execution and delivery by QDL and Questron) this Agreement and each Other Document to which the Company and the Principals are parties will constitute valid and binding obligations of the Company and the Principals, respectively, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         4.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to carry on its Business as now being conducted and to own the Acquired Assets and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on the Company.

         4.3 Subsidiaries and Equity Investments. The Company has no subsidiaries and does not own, directly or indirectly, any investments, capital stock or other equity or ownership interests in any other corporations or business enterprises and is not a partner in any partnership or a co-venturer in any joint venture or other business enterprise. The term "subsidiary" means any corporation or other entity of which the Company, directly or indirectly, owns or controls capital stock or ownership interests representing either (i) more
than  fifty   percent  (50%)  of  the  general  voting  power  under  ordinary circumstances of such corporation or entity, or (ii) if an entity other than a corporation, more than fifty percent (50%) of the economic interest therein.

         4.4 Capitalization. As of the date hereof, the authorized capital of the Company consists of the number of shares of common stock set forth on
Schedule 4.4, no par value per share (the "Company Common Stock"), of which the number of shaers set forth on Schedule 4.4 are issued and outstanding. The authorized capital of the Company as of the Closing shall be set forth on a schedule to be provided to QDL prior to Closing.

         4.5 Ownership of Shares. As of the date hereof, each shareholder of the Company is the lawful record and beneficial owner of that number of shares of Company Common Stock set forth opposite such shareholders name on Schedule 1.1, which shares represent all of the issued and outstanding shares of capital stock of the Company. The ownership of the Company Common Stock as of the Closing shall be set forth on a schedule to be provided to QDL prior to Closing.

         4.6 Title to Acquired Assets. The Company has good and marketable title to all of the Acquired Assets owned by it, and has a valid leasehold interest in all of the assets and properties leased by it, in each instance free and clear of any Encumbrances, other than such Encumbrances specifically identified on
Schedule 4.6(a). Schedule 4.6(b) lists all items of personal property (exclusive of Inventory) owned by the Company as of the date of this Agreement having a current book value of in excess of Five Thousand Dollars ($5,000). All of the items of equipment used by the Company in the conduct of the Business are suitable for the purposes for which such assets are currently used or are held for use, in adequate working condition, subject to normal wear and tear, and are free from any known defects. Upon consummation of the transactions contemplated hereby,

QDL will acquire good title to all of the Acquired Assets owned by the Company, free and clear of all Encumbrances, except for Encumbrances specifically identified on Schedule 4.6(c).

         4.7 Acquired Assets Complete. The Acquired Assets constitute all of the properties and assets used or held for use in connection with the Business and the conduct of the Business as currently conducted (other than the Excluded Assets), and include all properties, rights and assets necessary to permit QDL to conduct the Business in all material respects as such Business is conducted on, and has been conducted prior to, the date of this Agreement.

         4.8 No Violation. Neither any Principal nor the Company is subject to or bound by any provision of:

              (a)  any  law,   statute,   rule,   regulation   or   judicial  or
administrative decision,

              (b) (in the case of the Company) its articles of incorporation or by-laws,

              (c)  any  contract,   mortgage,   deed  of  trust,   lease,  note,
shareholders' agreement, proxy, bond, indenture, other instrument or agreement, license, Permit, trust, custodianship or other restriction, or

              (d) any consent, judgment, order, writ, award, injunction or decree of any Governmental Authority or arbitrator,

that would conflict with, prevent or be violated by or that would result in the creation of any Encumbrance as a result of, or under which there would be a default or right of termination, amendment, acceleration, revocation, cancellation or suspension as a result of, the execution, delivery and performance by any Principal or the Company of this Agreement or any Other Document and the consummation of the transactions contemplated hereby and thereby. Except as set forth in Schedule 4.8, no consent, order, license, permit, approval or authorization of or declaration, notice or filing with any Person is required for the valid execution, delivery and performance by any Principal or the Company of this Agreement or any Other Document to which it is a party and the consummation of the transactions contemplated hereby and thereby.

         4.9 Litigation. Except as set forth on Schedule 4.9, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or, to the knowledge of the Company and the Principals, investigation (collectively, "Actions") pending or, to the knowledge of the Company and the Principals, threatened or anticipated against, relating to or affecting (i) the Company, the Assumed Liabilities, the Acquired Assets or the Assigned Liabilities, or the operation of the Business of the Company as currently operated and as proposed to be operated, (ii) any Benefit Plan of the Company or any trust or other funding instrument, fiduciary or administrator thereof or
(iii) the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against the Company. To the knowledge of the Company and the Principals, no event has occurred or circumstances exist that could reasonably be expected to give rise to or serve as a basis for the commencement of any

Action. The Company has delivered or made available to QDL or Questron copies of all proceedings, correspondence and other documents relating to each Action listed on Schedule 4.9. The Company and the Principals have no knowledge of any Action so pending or threatened or that the Company and the Principals have a reasonable basis to expect or anticipate (whether or not disclosed on Schedule 4.9) which would not, subject to applicable deductions, be fully covered by insurance under the Insurance Policies.

         4.10 Intentionally Omitted.

         4.11 Real Property. (a) All of the Real Property used in the conduct of the Business is either leased or subleased by the Company and the Company does not otherwise own any real property. Schedule 4.11(a) sets forth, as of the date of this Agreement, a complete and accurate list of (i) all of the real property that the Company has currently leased or subleased (the "Leased Real Property") and (ii) the applicable leases, including all amendments thereto and all material agreements incidental thereto (the "Real Property Leases"). The Company has a valid leasehold interest in the Leased Real Property as provided in the applicable Real Property Lease, in each case, free and clear of all Encumbrances and defects, except for taxes or assessments, special or otherwise, not due and payable or being contested in good faith. There exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company which, with the giving of notice, the lapse of time, or the happening of any other event or condition, would become a default or event of default under any Real Property Lease.

              (b) Each of the Real Property Leases is in full force and effect and constitutes a valid leasehold interest in the respective Leased Real Property and has not been assigned, modified, supplemented or amended except as set forth on Schedule 4.11(a). The Company has not received a written notice of any monetary default or other material default under any Real Property Lease or has given or received any notice for purpose of terminating any Real Property Lease; all rents due under the Real Property Leases have been paid.

              (c) With respect to each of the Real Property Leases (other than the Existing Master Lease) the Company has, to the knowledge of the Company and the Principals, adequate rights of ingress and egress for the operation of the Business of the Company in the ordinary course. With respect to the Real Property leased under the Existing Master Lease and to be leased pursuant to the Replacement Lease, the Company has adequate rights of ingress and egress for the operation of the Business of the Company in the ordinary course. Except as set forth in Schedule 4.11(c), to the knowledge of the Company and the Principals, with respect to the Leased Real Property (other than the Leased Real Property leased under the Existing Master Lease and to be leased under the Replacement Lease) none of the buildings, structures or appurtenances (or any equipment therein), nor the operation of maintenance thereof, violates any restrictive covenant or any provision of any federal, state, provincial or local law, ordinance, rule or regulation, or encroaches on any property owned by others, except where such violation or encroachment does not materially adversely affect the value or use of any such building, structure, appurtenance or equipment. Except as set forth in Schedule 4.11(c), with respect to the Leased Real Property leased under the Existing Master lease and to be leased under the Replacement Lease, none of the buildings, structures or appurtenances

(or any equipment therein), nor the operation of maintenance thereof, violates any restrictive covenant or any provision of any federal, state, provincial or local law, ordinance, rule or regulation, or encroaches on any property owned by others, except where such violation or encroachment does not materially adversely affect the value or use of any such building, structure, appurtenance or equipment.

              (d) Except as set forth in Schedule 4.11(d), (i) no condemnation proceeding is pending or, to the knowledge of the Company and the Principals, threatened with respect to the Real Property or any buildings, structures or appurtenances located thereon, and (ii) none of the buildings, structures or appurtenances used by the Company in the conduct of the Business have been damaged or destroyed, in whole or in part, as a result of any fire or other casualty, which damage or destruction has not been fully repaired or restored.

              (e) The Company has all necessary Permits to carry on the Business in the ordinary course.

         4.12 Non-Real Estate Leases. Schedule 4.12 lists all Acquired Assets (other than Real Property) that are possessed by the Company under an existing lease, including, without limitation, all vehicles, forklifts, machinery, equipment, furniture, fixtures and computers, except for any lease under which the aggregate annual payments (excluding Taxes) for the last twelve (12) preceding months are less than Five Thousand Dollars ($5,000) (each, an "Immaterial Lease"). Schedule 4.12 also lists the leases under which such Acquired Assets are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases." Each Non-Real Estate Lease is in full force and effect and constitutes a valid leasehold interest in such leased Acquired Assets, and has not been assigned, modified, supplemented or amended except as set forth on Schedule 4.12.

         4.13 Financial Statements. (a) The Principals and the Company have heretofore furnished QDL and/or Questron with copies of the following financial statements of the Company: (i) audited balance sheets as at December 31 for each of 1995, 1996 and 1997, respectively; (ii) audited statements of operations for each of the years ended on December 31, for 1995, 1996, 1997; (iii) an unaudited balance sheet (the "Reference Balance Sheet") as at December 31, 1998 (the "Reference Balance Sheet Date"); and (iv) an unaudited statement of operations (the "Reference Income Statement") for the year ended December 31, 1998. Except as noted on Schedule 4.13 or otherwise noted therein and except for normal year-end adjustments, all such financial statements are complete and correct, were prepared in accordance with GAAP consistently applied throughout the periods indicated and have been prepared in accordance with the Books and Records of the Company, and present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, subject to such inaccuracies, if any, which are not material in nature or amount.

              (b) Except as set forth on Schedule 4.13(b), there are no Liabilities, debts, obligations or claims against the Company of any nature (accrued, absolute or contingent, unasserted, known or unknown, or otherwise), except (i) as and to the extent reflected or reserved against on the Reference Balance Sheet; (ii) specifically described and identified as an exception to this paragraph in any of the Schedules delivered to QDL and Questron pursuant to this Agreement; (iii) those that are individually, or in the aggregate, not in excess of Twenty-Five Thousand Dollars ($25,000) and were incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with prior practice; or (iv) Company payroll expenses, open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice. The Company shall provide QDL with an updated Schedule 4.13(b) at the Closing.

              (c) The Company has heretofore delivered true and complete copies of all auditor letters to management or the board of directors of the Company with respect to the audits of the Company for the preceding five fiscal years of the Company.

         4.14 Books and Records. (a) The Principals and the Company have made and will make available for inspection by QDL and/or Questron all the Books and Records relating to the Business of the Company. Such Books and Records of the Company reflect all the material transactions and other material matters required to be set forth under GAAP applied on a consistent basis.

              (b) The minute books of the Company that have been made available to QDL and/or Questron for their inspection contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) of the Company and of its Shareholders and accurately reflect all material transactions referred to in such minutes and consents in lieu of meetings. The stock books that have been made available to QDL and/or Questron for their inspection are true and complete in all material respects.

         4.15 Tax Matters. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) relating to the income, operations or properties of the Company.

              (i) "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date;

              (ii) "Returns" shall mean all returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by any Person and relating to the Company and its subsidiaries;

              (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended; and

              (iv) the term "Tax Deficiency" shall include a reduction in any net operating losses.

              (b) In respect of the Pre-Closing Periods only,

              (i) all Returns have been (or will be prior to Closing) timely filed when due in accordance with all applicable laws;

              (ii) all Taxes shown on the Returns have been timely paid when due;

              (iii) the Returns completely, accurately, and correctly in all material respects reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon;

              (iv) all Taxes which the Company is required by law to withhold or collect have been in all material respects duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

              (v) there is no action, suit, proceeding, investigation, audit or claim currently pending, or to the Company's and the Principals' knowledge, threatened, regarding any Taxes relating to the Company for any Pre-Closing Period;

              (vi) no Person has executed or entered into a closing agreement pursuant to Code Section 7121 (or any comparable provision of state, local or foreign law) that is currently in force and determines the Tax liabilities of the Company;

              (vii) there are no liens for any Tax on the assets of the Company except liens which arise as a matter of law; and

              (viii) there are no tax sharing agreements to which the Company is now or, to Principals' knowledge, ever has been a party which will survive the Closing.

         4.16 Employee Matters. (a) Schedule 4.16(a) sets forth as of the date hereof the name, date of hire, current annual compensation rate (including bonus and commissions), title, current base salary rate and accrued bonus and vacation of each present employee of the Company; and a list of any employment, managerial, advisory, consulting, collective bargaining and severance agreements or plans; employee confidentiality or other agreements protecting proprietary processes, formulae or information; any employee handbook(s) and written employment policies; any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended; any affirmative action plans; and each employee benefit or compensation plan, agreement or arrangement covering present or former employees, consultants or directors of the Company.

              (b) Schedule  4.16(b) sets forth a list of all Benefit Plans that are "employee benefit plans" within the meaning of Section 3(3) of ERISA ("ERISA
Plans")  and  all  other  Benefit  Plans,   whether  sponsored,   maintained  or
contributed to by the Company.

              (c) For each ERISA Plan, except as set forth on Schedule 4.16(c), each of the following is true:

              (i) if such Benefit Plan is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code, such plan is and since its inception has been so qualified and the Plan has received a favorable determination letter as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification or which would result in material costs to the Company under the Internal Revenue Service's Closing Agreement Program, Voluntary Compliance Resolution Program or Administrative Policy Regarding Sanctions;

              (ii) none of the Principals, the Company, nor any other party has, with respect to any such Benefit Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which could subject the Company or QDL to any Taxes, penalties or other material liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i);

              (iii) such Benefits Plans are in compliance in all material respects with ERISA and the Code and all filings required to be made have been made on a timely basis;

              (iv) all contributions and insurance premiums required as of the Closing Date have been paid;

              (v) the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereunder, will not (pursuant to any "change-of-control" provision or otherwise) result in any additional (or otherwise modify or accelerate any existing or contingent) obligation or liability (with respect to accrued benefits or otherwise) to any such Benefit Plan, to any employee or former employee of the Company and its subsidiaries;

              (vi) the transactions contemplated by this Agreement will not result in the payment or series of payments to any employee of the Company or its subsidiaries which is a "parachute payment" within the meaning of
    Section 280G of the Code; and

              (vii) the Company has delivered to QDL and/or Questron current, accurate and complete copies of such Benefit Plan (including the plan document, trust agreement and other funding or insurance instruments relating thereto) and, to the extent applicable, copies of the most recent
    (A) determination letter and any outstanding request for a determination letter; (B) summary plan description and other written communications by the Company to its employees concerning the extent of the benefits provided under any Benefit Plan; (C) Form 5500 with attached schedules, financial statements and actuaries statement with respect to the plan years ending in fiscal years 1995, 1996 and 1997; (D) collective bargaining agreements or other such contracts; and (E) the general notification to employees of their "COBRA" rights under Code Section 4980B and ERISA Sections 601-609 and the form of letter(s) distributed upon the occurrence of a COBRA qualifying event for each  Benefit  Plan that is a "group  health  plan" as defined in Code
Section 5000(b)(1) and ERISA Section 607(1).

              (d) Neither the Company nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") sponsors or maintains (and has not sponsored or maintained in the calendar years ending 1995, 1996, 1997 and 1998) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA.

              (e) Neither the Company nor any ERISA Affiliate contributes or is obligated to contribute (or in the past six years has been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

              (f) The Company has no employee welfare benefit plans (within the meaning of ERISA Section 3(1)) which provide benefits beyond termination of employment except as required by applicable law.

              (g) With respect to the Company, except as set forth on Schedule 4.16(g), each of the following is true in all material respects:

              (i) the Company is in compliance with all applicable laws and agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health and is not engaged in any unfair labor practice within the meaning of
    Section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Company's and the Principals' knowledge, threatened, or, to the Company's and the Shareholders' knowledge, is any investigation pending or threatened against the Company relating to any employment matter, and, to the Company's and the Shareholders' knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

              (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's and the Principals' knowledge, threatened against the Company;

              (iii) none of the employees of the Company is a member of or represented by any labor union and, to the knowledge of the Company and the Principals, there are no attempts of whatever kind and nature being made to organize any of such employees;

              (iv) without limiting the generality of paragraph (iii) above, no certification or decertification is pending or was filed within the past twelve months respecting the employees of the Company and no certification or decertification petition is being or was circulated among the employees of the Company within the past twelve months;

              (v) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order which is binding on the Company in any material way limits or restricts the Company from relocating or closing any of its operations;

              (vi) the Company has not experienced any organized work stoppage in the last five years;

              (vii) there are no administrative proceedings, lawsuits or complaints of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual orientation, religion, disability or veteran status) pending or, to the Company's and the Principals' knowledge, threatened, or to the Company's or Principals' knowledge, is any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court, or is any complaint or internal investigation pending with regard to sexual or other harassment. There are no pending, or to the knowledge of the Company or the Principals, threatened claims with respect to the equal employment opportunity practices or affirmative action practices of the Company and, to the Company's and the Principals' knowledge, no reasonable basis for any claim regarding such practices exists; and

              (viii) there are no individual agreements, employment practices, policies or procedures, or other representations, warranties written or oral, which have been made by the Company to employees of the Company that commit QDL to retain them as employees for any period of time subsequent to the Closing, or to pay them severance if they are not retained, except as otherwise provided by law or as set forth on Schedule 4.16(g).

         4.17 Intellectual Property. Schedule 4.17(a) (i) contains a list (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) of (x) all of the Company's registrations of trademarks and of other marks, trade names, brand names, and all pending applications for any such registrations and all of the Company's patents and copyrights and all pending applications therefor, (y) all material computer software used by the Company in the conduct of its Business and (z) all licenses and other trademarks and other marks, trade names, material designs, plans, specifications, patents, patent applications and other intellectual property rights of any kind of the Company, whether or not registered, including, without limitation, all rights of the Company to the use and ownership of the names "Olympic Fasteners & Electronic Hardware," "Spacers and Standoffs" or "Olympic Threaded," and any and all other names associated with, derived from or used in connection with the conduct of the Business (and all trade names listed on Schedule 4.17(a)) (all of the items referred to in this clause (i) being "Intellectual Property Rights"), and (ii) identifies any Intellectual Property Rights that any third party owns and that the Company uses or proposes to use in the Business of the Company, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company owns (or, as set forth on Schedule 4.17(a), possesses enforceable licenses or other rights to use) all of such Intellectual Property Rights. Except as set forth on Schedule 4.17(b), no Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by the Company or otherwise. The Company has granted no licenses, relating in whole or in part to any of the

Intellectual Property Rights. Except as set forth on Schedule 4.17(c), the Company has not received notice of nor has any reason to believe that the Company's use of the Intellectual Property Rights is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company alleging that the Company's use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights, which infringement or violation could have a Material Adverse Effect on the Company.

         4.18 Accounts Receivable and Accounts Payable. (a) The accounts receivable appearing on the Reference Balance Sheet and all accounts receivable created since that date through the Closing Date (less any reserves for bad debt, which reserves are determined in accordance with past practices) represent in all material respects and will in all material respects represent valid obligations owing to the Company, have arisen from bona fide transactions in the ordinary course of business and are fully collectible by the Company in the ordinary course of business, subject to the reserve for doubtful accounts appearing on the Reference Balance Sheet. Except as set forth on Schedule 4.18(a), and as provided in the preceding sentence, all accounts receivable of the Company as of the Closing Date (less any reserves for bad debt, which reserves are determined in accordance with past practices) shall be subject to no defenses, counterclaims or rights of set-off and shall be fully collectible within ninety (90) days of the Closing Date without cost to QDL, except to the extent of any reserve with respect thereto set forth in the March Balance Sheet. The reserves or associated Liabilities reflected on the Reference Balance Sheet relating to accounts receivable of the Company are reasonable in amount.

              (b) Except as expressly and fully set forth on Schedule 4.18(b), since the Reference Balance Sheet Date, the Company has paid all accounts payable in the ordinary course of business in accordance with the terms thereof, and has not delayed the payment thereof in contemplation of the transactions provided in the Agreement or otherwise.

         4.19 Inventory. Except as set forth on Schedule 4.19, the Inventories of raw materials, in-process and finished products of the Company are in good condition, conform in all material respects with the Company's applicable specifications and warranties, are not obsolete, and are saleable as of the date hereof at values not less than the book value amounts thereof. Adequate reserves have been provided for inventory obsolescence and the values at which such Inventories are carried are in accordance with the normal valuation of the Company and with GAAP consistently applied. All Inventory disposed of by the Company since the Reference Balance Sheet Date has been disposed of under terms consistent with the Company's past practices.

         4.20 Absence of Change or Event. Except as set forth on Schedule 4.20, since the Reference Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice and has not:

              (a) experienced a material adverse change in the Acquired Assets, Liabilities (contingent or otherwise), property, Business, condition (financial or otherwise), operations, results of operations or prospects of the Company;

              (b) incurred any obligation or Liability other than as described in Section 4.13(b);

              (c) other than in the ordinary course of business, mortgaged, pledged or subjected to lien, restriction or any other Encumbrance any of the property, Business or assets, tangible or intangible, of the Company;

              (d) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), except for inventory sold to customers or returned to vendors;

              (e) suffered any damage, destruction or loss (whether or not covered by insurance) in an amount greater than Five Thousand Dollars ($5,000);

              (f) made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of Twenty-Five Thousand Dollars ($25,000);

              (g) instituted or threatened any litigation, action or proceeding before any Governmental Authority relating to it or its property;

              (h) increased the compensation of any officer, director, employee or agent of the Company, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the case of any employee whose annual base compensation is less than Twenty Thousand Dollars ($20,000);

              (i) materially  changed any of its business or accounting  accrual practices, including, without limitation, the amount of promotional or advertising expenditures, investments, marketing, pricing, purchasing, production, personnel, sales, returns or budgets, accounts receivable or inventory reserves, or otherwise changed its policies with respect thereto;

              (j) made or changed any election concerning Taxes or Tax returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan;

              (k) allowed any Permit relating to the Business of the Company to lapse or terminate;

              (l) materially amended or terminated or received any threat (not subsequently withdrawn) to terminate, any Contract involving more than Five Thousand Dollars ($5,000);

              (m) cancelled, compromised, waived or released any rights or claims (or series of related rights or claims) either (i) involving an affiliate of the Company or the Principals,

              (ii) involving more than Five Thousand Dollars ($5,000) or (iii) outside the ordinary course of business consistent with past practice;

              (n) delayed or failed to repay when due any material obligation of the Company;

              (o) failed to operate the Business of the Company in the ordinary course consistent with past practice so as to use reasonable efforts to preserve the Business intact, to keep available to QDL the services of its employees, and to preserve for QDL the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

              (p) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights of the Company;

              (q) made any loan to any Company employee outside the ordinary course of business consistent with past practice;

              (r) amended its articles of incorporation or bylaws or merged with or into or consolidated with any Person, subdivided, combined or in any way reclassified any shares of its capital stock, or changed or agreed to change the rights of its capital stock or the character thereof; or

              (s) engaged in any other material transaction other than in the ordinary course of business.

         4.21 Compliance with Law. The operations and activities of the Company have complied and are in compliance in all respects with all applicable federal, state, local and foreign laws, statutes, rules, regulations, judicial and administrative decisions and consents, judgments, orders, awards, writs and decrees of any court, governmental or regulatory body, administrative agency or arbitrator, including, without limitation, health and safety statutes and regulations and all environmental laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, the failure of which could have a Material Adverse Effect on the Company.

         4.22  Contracts and  Commitments.  (a) Except for  Contracts  listed on
Schedule 4.22 or Schedule 4.11(a), the Company is not a party to, or bound by, any Contract of any kind to be performed, in whole or in part, after the Closing Date (i) pursuant to which it is obligated to expend more than Ten Thousand Dollars ($10,000) in any twelve-month period or that is not subject to cancellation on not more than Thirty (30) days' notice by the Company without penalty or increased cost, or (ii) with any affiliate of the Company or the Principals. There is not under any Contract: (A) any existing material default by the Company or, to the Company's and the Principals' knowledge, by any other party thereto, or (B) any event which, after notice or lapse of time or both, would constitute a material default by the Company or, to the Company's and the Principals' knowledge, by any other party, or result in a right to accelerate, suspend or terminate or result in a loss of rights of the Company. Schedule 4.22 lists the following Contracts, agreements and other written arrangements to which the Company is a party:

              (i) except for purchase orders made in the ordinary course of business, any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts involving more than Five Thousand Dollars ($5,000);

              (ii)  any  written   arrangement  (or  group  of  related  written
    arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than Ten Thousand Dollars ($10,000) in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

              (iii) any written arrangement (or group of related written arrangements) concerning confidentiality or non-competition arrangements;

              (iv) any written arrangement with any of its directors, officers, shareholders or employees or any member of any such Person's immediate family (x) providing for the furnishing of material services by, (y) providing for the rental of material real or personal property from, or (z) otherwise requiring material payments to (other than for services as officers, directors or employees of the Company), any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner;

              (v) any other written arrangement (or group of related written arrangements) under which the consequences of a default or termination could have a Material Adverse Effect on the Company;

              (vi) any other written arrangement (or group of related written arrangements) other than Leases, either involving aggregate annual payments of more than Five Thousand Dollars ($5,000) or not entered into in the ordinary course of business consistent with past practice; or

              (vii) any proposal (oral or written) to enter into any contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (vi).

              (b) The Company has delivered to QDL and/or Questron a correct and complete copy of each written arrangement listed in Schedule 4.22 and has included as part of Schedule 4.22 a brief summary of any such oral contracts, agreements or other arrangements and any proposals (oral or written) to enter into any such contracts, agreements or other arrangements. Except as set forth on Schedule 4.22, with respect to each written arrangement listed, (A) the written arrangement is legal, valid, binding, and enforceable obligation of the Company (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and will be in full force and effect; (B) upon consummation of the transactions contemplated hereby, the written arrangement will continue to be legal, valid binding obligation and enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and will be in full force and effect on identical terms following the Closing Date; and (C) to the Company's and the Principals' knowledge, no party has repudiated any term of the written arrangement.

         4.23 Insurance. (a) Schedule 4.23 sets forth (i) the Insurance Policies presently in force and, without restricting the generality of the foregoing, those covering the Company's product liability and its personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations and any general comprehensive liability policies including excess liability policies specifying with respect to each such policy the name of the insurer, type of coverage, term of policy, limits of liability, the expiration date, the policy number and annual premium; (ii) the Company's premiums, deductibles and losses in excess of Twenty-Five Thousand Dollars ($25,000), by year, by type of coverage, for the calendar years 1997 and 1998 based on information received from the Company's insurance carrier(s); (iii) all outstanding insurance claims in excess of Ten Thousand Dollars ($10,000) by the Company for damage to or loss of property or income which have been referred to insurers or which the Company believes to be covered by commercial insurance; and (iv) any agreements, arrangements or commitments by or relating to the Company under which the Company indemnifies any other Person or is required to carry insurance for the benefit of any other Person. The Company has heretofore delivered to QDL and/or Questron complete and correct copies of the Insurance Policies and agreements set forth on Schedule 4.23.

              (b) The Insurance Policies set forth on Schedule 4.23 are in full force and effect, all premiums which are due with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the knowledge of the Company and the Principals, such policies are sufficient for compliance with all requirements of Law and all agreements to which the Company is a party. Such policies are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth on Schedule 4.23; provided sufficient coverage, in the reasonable opinion of the Company, for the risks insured against; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company and the Principals have not received any notice of default under such policies and, to the knowledge of the Company and the Principals, the Company is not in default under any of such policies or binders. The Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion where such default or failure to give notice or present a claim could have a Material Adverse Effect on the Company. The Company has not been refused any insurance with respect to the respective assets or operations of the Company, nor has any such coverage been limited, by any insurance carrier to which the Company has applied for any such insurance or with which the Company has carried insurance during the calendar years 1997 and

1998. The Company has not received any notice from its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 4.23 will not be available in the future on substantially the same terms as now in effect.

         4.24 Intentionally Omitted.

         4.25 Customers, Suppliers, Distributors, Etc. (a) Since December 31, 1997, with respect to transactions involving in excess of Twenty-Five Thousand Dollars ($25,000), no supplier, customer, distributor or sales representative of the Company has canceled or otherwise terminated, or made any written threat to the Company or to any of its Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Company or to reduce sales volumes below those presently existing, or has at any time on or after the Reference Balance Sheet Date decreased materially its services or supplies to the Company or its usage of the services or products of the Company or made any written claim that any item sold by the Company failed to meet any specification with respect thereto or were otherwise defective other than in the ordinary course of business or where such claim does not involve an amount in excess of Ten Thousand Dollars ($10,000). Except as set forth on Schedule 4.25(a), the Company and the Principals have no knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or their usage of the services or products of the Company, as the case may be. Except as set forth on
Schedule 4.25(a), the Company has not sold goods to be delivered after Closing to any customer on a consignment basis, and the Company has not agreed with any customer of the Company to sell goods to it to be delivered after Closing at either a discounted price or at a price which includes any type of allowance for the cost of the customer's advertising.

              (b) Schedule 4.25(b) sets forth the customer sales history of all customers of the Company since December 31, 1996. Such information is true and complete.

              (c) Schedule 4.25(c) sets forth a complete and accurate list of suppliers of the Company from whom the Company has made purchases in excess of Fifty Thousand Dollars ($50,000) during the calendar years ended December 31, 1997 and 1998, showing the approximate total purchase by the Company from each such supplier during such calendar year.

         4.26 Previous Sales; Warranties; Product Liability. (a) Since December 31, 1996 other than in the ordinary course of business, the Company has not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services.

              (b) Schedule 4.26(b) sets forth all warranty claims for amounts in excess of Twenty-Five Thousand Dollars ($25,000), individually, asserted against the Company, together with the actual or estimated cost of repair or replacement, (i) outstanding as of the date hereof, and (ii) for each of the fiscal years ended December 31, 1998 and 1997.

              (c) Schedule 4.26(c) contains a complete and correct list of (i) product liability claims made against the Company since December 31, 1996 and
(ii) any amounts paid by the

Company or its insurance company with respect to such claims. Except as set forth on Schedule 4.26(c), there is no action, suit, inquiry, proceeding or investigation by or before any Governmental Authority pending or threatened against or involving the Company relating to any product manufactured or sold by the Company and alleged to have been defective, or improperly designed or manufactured.

         4.27 Environmental Matters. (a) For the purposes of this Section the following terms shall have the following meanings: (i) the term "Hazardous
Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined, determined or identified as a hazardous material, hazardous waste, hazardous substance, toxic substance, pollutant or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is harmful to human health or the environment, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product; and (ii) "Environmental Laws" shall collectively mean all present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives, guidelines, standards or the equivalent of or by any governmental authority and relating to or addressing the protection of the environment or human health (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601 et seq.), and the regulations adopted and publications promulgated pursuant thereto).

              (b) Except as set forth in Schedule 4.27, the Company and the Principals warrant and represent that: (i) neither the Company nor, to the best of the Company's and the Shareholders' knowledge, any prior owner or any user or tenant or operator of the Real Property, has generated, stored, treated, disposed of, used, caused to be used, or permitted the use of Hazardous Materials in, on or about the Real Property in violation of Environmental Laws;
(ii) the Company and the Real Property are in compliance with all applicable Environmental Laws; (iii) the Company has secured all material permits, licenses, authorizations, registrations and approvals necessary for the storage, use or handling of Hazardous Materials, such approvals are currently in effect, and the Company is in compliance therewith; (iv) there are no pending or, to the Company's and the Principals' knowledge, threatened claims by any Governmental Authority or any other person in respect of Environmental Laws affecting the Company or the Real Property and neither the Principals nor the Company has received any notice of any violations of any Environmental Laws or has received any warning notices, administrative complaints, judicial complaints or other formal or informal notices from any person alleging that the Company or conditions on the Real Property are, or may be, in violation of any
Environmental Laws; (v) to the best of the Company's and the Principals' knowledge, there is not now, nor has there ever been, any disposal, discharge or other type of release on property adjacent to or near the Real Property or to the surface or ground water flowing to the Real Property which constitutes a risk of contamination to the Real Property; and (vi) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material by the Company or from the Real Property has occurred at, into, onto or under the Real Property or any other property which may give rise to liability under any Environmental Law.

         4.28 Absence of Certain Payments. Except as set forth on Schedule 4.28, neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company nor any Principal has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

         4.29  Additional  Information.   Schedule  4.29  accurately  lists  the
following (Schedule 4.29 may be revised as of immediately prior to the Closing to account for any changes):

              (a) the names of all officers and directors of the Company;

              (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

              (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

              (d) the names of any Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

              (e) all names under which the Company has conducted any part of the Business or which it has otherwise used at any time during the past five years.

         4.30 Investment Intent. The Company:

              (i)   represents   and  warrants  that  the  Closing  Shares  (the
    "Securities") are being acquired as an investment and not with a view to the distribution thereof;

              (ii) understands that none of the Securities have been registered under the Act, in reliance on an exemption therefrom, and that none of the Securities have been approved or disapproved by the United States Securities and Exchange Commission or by any other Federal or state agency;

              (iii) understands that none of the Securities can be sold, transferred or assigned unless registered by Questron (which the Company does not have the right to compel) pursuant to the Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for the Company to liquidate its investment in the Securities, and agrees not to sell, assign or otherwise transfer or dispose of the Securities unless such Securities have been so registered or an exemption from registration is available;

              (iv) acknowledges that the following documents have been provided to, and reviewed by, the Company:

              (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997;

              (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ending March 31, 1998, June 30, 1998 and September 30, 1998;

              (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders; and

              (d) Questron's Form 8-K and 8-K/A dated October 8, 1998 and December 8, 1998, respectively, have been made available to the Company and the Company's attorney and/or accountant and/or representative. The Company has had an opportunity to ask questions and receive answers from Questron concerning the Business and assets of Questron and all such questions have been answered to the full satisfaction of the Company;

             (vi) the Company is an accredited investor, as that term is defined in Regulation D under the Act; and

             (vi) understands that any distribution of the Securities by the Company to any of its shareholders must comply with all provisions of the Securities Act.

         4.31 Disclosure. No representations or warranties by the Principals and the Company in this Agreement, including the Exhibits and the Schedules, and no statement contained in any document (including, without limitation, the financial statements, certificates and other writings furnished or to be furnished by the Principals or the Company to QDL and/or Questron or any of their respective representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby), contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF QDL AND QUESTRON
               --------------------------------------------------

              QDL and Questron represent and warrant to the Company and the Principals that:

         5.1 Organization. Each of QDL and Questron is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Each of QDL and Questron has all requisite corporate power and authority to carry on its respective business as now being conducted and to own its respective properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on such entity.

         5.2 Corporate Authority; Due Execution. Each of QDL and Questron has full corporate power and authority to enter into this Agreement and each Other Document to which it is party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of QDL and Questron of this Agreement and each Other Document to which it is party have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other agreements contemplated by this Agreement to which it is party will be as of the Closing Date, duly executed and delivered by each of QDL and Questron, and (assuming due execution and delivery by Principals and the Company) this Agreement constitutes, and each of such other agreements when executed and delivered will constitute, a valid and binding obligation of each of QDL and Questron, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         5.3 No Violation. Neither QDL nor Questron is subject to or bound by any provision of:

              (a)  any  law,   statute,   rule,   regulation   or   judicial  or
administrative decision,

              (b) any certificate of incorporation or by-laws,

              (c)  any  contract,   mortgage,   deed  of  trust,   lease,  note,
shareholders'  agreement,   bond,  indenture,  other  instrument  or  agreement,
license, permit, trust, custodianship or other restriction, or

              (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance by QDL or Questron of this Agreement, and each Other Document and the consummation of the transactions contemplated hereby and thereby. No consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by QDL and Questron of this Agreement and the consummation of the transactions contemplated hereby.

         5.4 SEC Documents. Questron has furnished the Company and each Principal with copies of the following reports (the "SEC Documents") filed by Questron with the United States Securities and Exchange Commission (the "SEC"):

              (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997;

              (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ending March 31, 1998, June 30, 1998 and September 30, 1998;

              (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders; and

              (d) Questron's Forms 8-K and 8-K/A dated October 8, 1998 and December 8, 1998, respectively.

Each of the SEC Documents, as of its respective date of filing, conformed in all material respects with the applicable requirements of the Exchange Act. Questron is current in its obligations to file all periodic reports and proxy statements with the SEC required to be filed under the Exchange Act and applicable rules and regulations promulgated thereunder.

         5.5 Questron Common Stock. All shares of Questron Common Stock delivered to the Company or its designees pursuant to this Agreement, when issued as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable.


                                    ARTICLE 6

                       CERTAIN COVENANTS AND AGREEMENTS OF
                    PRINCIPALS, THE COMPANY, QDL AND QUESTRON
                    -----------------------------------------

         6.1 Conduct of Business Prior to the Closing Date. The Principals and the Company agree with Questron and QDL that, between the date hereof and the Closing Date:

              (a) Except as disclosed on Schedule 6.1 or as otherwise contemplated by this Agreement or permitted by written consent of QDL, the Principals shall cause the Company to operate its Business only in the ordinary course consistent with prior practice and not to:

              (i) declare or pay any dividends, make any distributions to the Principals or undertake any similar transactions affecting the capital of the Company;

              (ii) sell or dispose of any assets of the Company other than the sale of inventory in the ordinary course of business;

              (iii) take any action of the nature referred to in Section 4.20, except as permitted therein;

              (iv) change the Company's banking or safe deposit arrangements;

              (v) incur indebtedness (which for purposes of this clause (v) shall be deemed to exclude trade payables consisting of accounts payable, deferred taxes and accrued expenses) of the Company to exceed Ten Thousand Dollars ($10,000) in the aggregate; or

              (vi) except as may be required by law, take any action to amend or terminate any Benefit Plan or adopt any other plan, program, arrangement or practice providing new benefits or compensation to its employees.

              (b) The Principals and the Company shall use their best efforts to conduct the Business of the Company in a manner consistent with past business practices; to preserve the business organization of the Company intact; to keep available to QDL the services of the present officers and employees of the Company; to preserve for QDL the good will of the Company's suppliers, customers, distributors, sales representatives and others having business relations with the Company; and to inform QDL of, and consult with QDL on, any key decisions involving any capital expenditure in excess of Fifty Thousand Dollars ($50,000).

              (c) The Company shall maintain in force the Insurance Policies referred to on Schedule 4.23 or Insurance Policies providing the same or substantially similar coverage; provided, however, that the Company will notify QDL prior to the expiration of any of such Insurance Policies.

              (d) Except as contemplated by this Agreement or permitted by written consent of QDL, no Benefit Plan disclosed or required to be disclosed has been or will be:

              (i) terminated by the Company other than for expiration of its terms;

              (ii) except as required by law, amended in any manner which would directly or indirectly increase the benefits accrued in a material amount, by any participant thereunder; or

              (iii) except as required by law, amended in any manner which would materially increase the cost to QDL of maintaining such plan, fund or arrangement.

              (e) The Principals and the Company shall give QDL prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty of the Principals or the Company of which the Principals or the Company have knowledge, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Company or the Principals contained in this Agreement.

         6.2 Tax Covenants; Bulk Sales Act.

              (a) After the Closing Date, the Company and QDL shall provide each other with such cooperation and information as any party reasonably may request in (i) filing any Tax return, amended return or claim for refund, (ii) determining any Tax liability or a right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes or (iv) effectuating the terms of this Agreement. The parties shall retain all returns, schedules and workpapers, and all material records and other documents relating thereto until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered and delivered to the Company, the Principals or QDL, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section 6.2 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, none of the Company, QDL or the Principals, nor any of their affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, or the possession of its agents, representatives or affiliates, in response to a request under this
Section 6.2.

              (b) The Company and/or the Principals shall be responsible for any documentary transfer or gains Taxes and any sales, use, real property, transfer or gains or other Taxes imposed by reason of the transfer of the Acquired Assets to QDL and the assumption of the Assumed Liabilities by QDL as provided hereunder and any deficiency, interest or penalty asserted with respect thereto. The Company and/or the Principals shall pay the fees and costs of obtaining, recording or filing all applicable conveyancing instruments described in Section 7.7.

              (c) At least thirty (30) days prior to the date that Internal Revenue Service Form 8594 is required to be filed with respect to the Acquisition, QDL shall prepare and submit to the Company, and the Company and the Principals hereby agree to be bound by, an allocation of the Purchase Price among the Acquired Assets and the Assumed Liabilities as set forth on Schedule 6.2(c). Each of QDL and the Company and/or the Principals agrees that (a) it will prepare all required Tax returns and reports in a manner that is consistent with such allocation, (b) it will file Internal Revenue Service Form 8594 in such manner and (c) it will not voluntarily take any position inconsistent therewith upon examination of any such Tax return, in any refund claim, in any litigation or otherwise with respect to such income Tax returns.

              (d) Within thirty (30) days after the Closing, the Company and the Principals shall provide QDL with such clearance certificates or similar documents that may be required by any state Tax Authority in order to relieve QDL of any obligation to withhold any portion of the Purchase Price.

              (e) The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction. Other than for any bulk sales act liabilities relating to the Assumed Liabilities, the Company and the Principals, jointly and severally, shall indemnify QDL and Questron and their respective Affiliates and hold each of them harmless, from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses caused by, resulting from or arising out of the failure of the Company and the Principals to comply with the terms of any such provisions applicable to the transactions completed by this Agreement and the Other Documents.

         6.3 Expenses and Finder's Fees. QDL and Questron, on the one hand, and the Company and the Principals, on the other, will bear their own expenses in connection with this Agreement and its performance. The Company and the Principals, on the one hand, and QDL and Questron, on the other, each represent and warrant to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party for a brokerage commission, finder's fee or other like payment.

         6.4 Access to Information and Confidentiality. The Principals and the Company agree that until the Closing, QDL and Questron may conduct such reasonable investigation with respect to the Business, business prospects, Acquired Assets, Assumed Liabilities, Liabilities (contingent or otherwise), results of operations, employees and financial condition of the Company as will permit QDL and Questron to evaluate the transactions contemplated by this Agreement. Until the Closing, the Company and the Principals shall afford QDL and Questron reasonable access to the premises, Books and Records and business affairs of the Company (and, to the extent directly relating thereto, of the Principals) for purposes of (i) conducting such investigation and, promptly after the end of each month (without demand or notice), shall furnish QDL and Questron with copies of an unaudited balance sheet as of the end of such month and unaudited statements of income and cash flows for such month, in each case prepared consistent with the standards set forth in the second sentence of
Section 4.13(a) and (ii) review the audited financial statements (the "1998 Audit") of the Company's financial position as of and for the year ended
December 31, 1998 as audited by the Company's certified public accountants (which audited financial statements the Company and Seller agree may be disclosed by Questron for purposes of satisfying the financing condition set forth in Section 7.10). The Company and the Principals agree to cooperate with Questron and its representatives in the review of the 1998 Audit. Unless and until the transactions contemplated herein have been consummated, each of QDL and Questron, on the one hand, and the Company and the Principals, on the other, shall maintain all confidential information received from the other parties in connection with its evaluation of the transactions contemplated by this Agreement, including the independent audit of the Company performed by QDL and/or Questron (the "Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party. Each of QDL, Questron, the Company and the Principals may make limited disclosure of Confidential Information to its representatives and to such other persons as need to know for the purpose of preparing for and negotiating this Agreement and in connection with the consummation of the purchase and sale contemplated hereby, including arranging QDL's financing in connection with the purchase, provided such persons are informed of and bound by QDL's and Questron's confidentiality obligations hereunder. In the event the Closing does not occur for any reason, each of QDL, and Questron, on the one hand, and the Company and the Principals, on the other hand, shall, promptly upon the other parties' request, return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by it. For the purposes of this Section 6.4, Confidential Information shall not include information which (a) the holder can reasonably demonstrate was already in the holder's possession, provided that such information is not known by the holder to be subject to another confidentiality agreement with, or other obligation of secrecy to another party,
(b) becomes generally available to the public other than as a result of a disclosure by the holder or the holder's directors, officers, employees, agents or advisors, or (c) becomes available to the holder on a non- confidential basis from a source other than the Principals, the Company, or their advisors, provided that such source is not known by the holder to be bound by a confidentiality agreement with, or other obligation of secrecy to another party. Nothing contained in this Section 6.4 or otherwise shall prohibit the holder from making disclosure of Confidential Information to the extent required by

Law, rule or regulation, provided that the holder shall give the other prior notice as to the nature of the required disclosure so as to provide the other the opportunity to challenge the need for such disclosure.

              (b) Upon execution of this Agreement, the Company shall supply QDL with a correct and complete list of all Persons to whom Confidential Information has been supplied over the past two (2) years. The Company agrees to use its best efforts to retrieve, procure and deliver to QDL all Confidential Information previously provided to any Person or prospective purchaser of any assets, business or capital stock of the Company immediately upon execution of this Agreement.

         6.5 No Solicitation. The Principals and the Company shall not, and each shall direct their respective affiliates, representatives and agents and the Company's officers and employees, not to, directly or indirectly, encourage, solicit, initiate, continue or engage in discussions or negotiations with, or provide any non-public information to any Person concerning any merger, sales of substantial assets, sales of shares of capital stock or similar transactions involving the Company or enter into any agreement with respect thereto. The Company and the Principals will promptly communicate to Questron the terms of any proposal and the identity of the Person making such proposal which they may receive in respect of all such transactions prohibited by the foregoing.

         6.6 Employees. (a) During the period between the date hereof and the Closing Date, the Company shall use its best efforts to keep available current Company employees for employment by QDL. At the Closing, QDL shall offer employment, effective immediately upon the Closing, to the Company employees listed on Schedule 6.6(a) on the terms and conditions similar to those in effect immediately prior to the Closing Date. The Company shall encourage each of the employees listed on Schedule 6.6(a) to accept such offers of employment.

              (b) There shall be during the period between the date hereof and the Closing Date no amendment or announcement by or on behalf of the Company or any ERISA Affiliate with respect to any Benefit Plan which could materially increase the expense of maintaining such Benefit Plan with respect to the Company employees above the level of expense incurred in respect thereof for the fiscal year ended on the Reference Balance Sheet Date.

              (c) QDL shall have no liability with respect to the Benefit Plans.

         6.7 Press Releases. Except as required by law or stock exchange regulation, any public announcements by the Company or the Principals, on the one hand, and QDL and Questron, on the other, regarding the transactions contemplated hereby shall be made only with the consent of the other party.

         6.8 Transitional Assistance. The Company and the Principals shall reasonably cooperate with and assist QDL in the orderly transfer of the Business of the Company after the Closing Date. Such cooperation and assistance shall include, but not be limited to, the physical transfer of any Books and Records and computer software of the Company included in the Acquired Assets.

         6.9 Conditions. The Company and the Principals shall use their best efforts to fulfill or cause the fulfillment of the conditions set forth in
Article 7. QDL and Questron shall use their best efforts to fulfill or cause the fulfillment of the conditions set forth in Article 8.

         6.10 Rule 144. Following the Closing Date, Questron agrees to use commercially reasonable efforts to cooperate with the Company or its designees with respect to permitted sales of Questron Common Stock by the Company under Rule 144 of the Exchange Act.

         6.11 SEC Filings. Questron will provide the Company with copies of all reports filed by Questron under the Securities Act and the Exchange Act subsequent to the date hereof and prior to the Closing Date.

         6.12 Name Change. At the Closing, the Company shall deliver to QDL such documents as QDL may reasonably request in connection with the consent or approval or filing requirements to effect the change of the name of the Company in the states and jurisdiction in which the Company conducts business, including "doing business as" designations to a name other than "METRO FORM CORPORATION" or "OLYMPIC FASTENERS & ELECTRONIC HARDWARE" or any name similar to such name or any variant or abbreviations of such name.

         6.13 Balance Sheets. The Company, at its cost and expense, shall prepare and deliver to Questron, for its review and approval, as soon as practicable, but in no event later than April 11, 1999, (i) an unaudited balance sheet of the Company as at March 31, 1999 (the "March 31, 1999 Balance Sheet"), which shall be prepared on a basis consistent with the December 31, 1998 Audited Balance Sheet, (ii) the Company's calculation, set forth in reasonable detail, of Stated Net Debt and Net Operating Assets as at March 31, 1999, (iii) an audited balance sheet of the Company as at December 31, 1998 (the "December 31, 1998 Audited Balance Sheet"), which shall be prepared on a basis consistent with generally accepted accounting principles (subject to the accounting departures from generally accepted accounting principles set forth in Schedule 4.13) and
(iv) the Company's calculation, set forth in reasonable detail, of Net Operating Assets at December 31, 1998. Any disputes by Questron or QDL in regard to the foregoing, shall be resolved pursuant to the procedures set forth in Section 2.4(d)(ii).

         6.14 Replacement Leases. On or prior to April 1, 1999, the Company shall execute and deliver the First Replacement Lease and on or prior to the Closing Date, QDL shall execute and deliver the Second Replacement Lease.

         6.15 Florida Dealers License. On or prior to the Closing Date, the Company shall obtain a Florida dealers license from the State of Florida.

         6.16 HSR Act and Other Filings. As promptly as practicable after the execution of this Agreement, each party shall, in connection with the others, make or cause to be made any filing or filings required to be made in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission and the Antitrust Division of the Department of Justice (and shall request the early termination of any applicable waiting periods in connection therewith), and, as promptly as practicable from time to time thereafter, each party shall make or cause to be made all such further filings and submissions, and take or cause to be taken such further action, as may reasonably be required in connection therewith. Each party agrees promptly to provide the other party or parties with copies of all final consent, approval, termination or confirmation letters provided to such party pursuant to filings made under this section.


                                    ARTICLE 7

                    CONDITIONS PRECEDENT OF QDL AND QUESTRON
                    ----------------------------------------

         Subject to the provisions of Section 3.3 hereof, QDL and Questron need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by QDL or Questron in their sole discretion:

         7.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of the Company and the Principals contained in this Agreement and in any certificate or document delivered to QDL and/or Questron pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true in all material respects as of such date, and (b) the Company and the Principals shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Company and the Principals prior to or on the Closing Date, and QDL and/or Questron shall have been furnished with certificates of the Company and the Principals, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 7.1.

         7.2 Closing Certificates. QDL shall have received (A) a duly executed certificate from an authorized officer of the Company with respect to (i) the Company's articles of incorporation and bylaws, (ii) resolutions of the Company's board of directors and shareholders with respect to the authorization of this Agreement and the other agreements contemplated hereby, and (iii) the incumbency of the executing officers of the Company, and (B) a copy of the certificate of incorporation of the Company as certified by the Secretary of State of the State of Ohio and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Ohio and the Secretary of State of the State of Florida.

         7.3 Due Diligence. QDL and/or Questron shall have completed, to their sole satisfaction, their due diligence investigation of the Company.

         7.4 Opinion of Counsel. QDL and Questron shall have been furnished with an opinion dated the Closing Date of Arter & Hadden LLP, counsel for the Shareholders and the Company, substantially in the form attached hereto as Exhibit B.

         7.5 No Actions. No action, suit, or proceeding before any court or Governmental Authority shall be pending, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority shall have been threatened, against QDL, Questron, the Principals, the Company or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

         7.6 Consents. Except as set forth on Schedule 7.6, all consents of third parties, including, without limitation, any filing or filings required by
Section 6.16 Governmental Authorities and non-governmental self-regulatory agencies, and all filings with and notifications of Governmental Authorities (including any and all filings required by Section 6.16), regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of QDL, Questron, the Principals or the Company necessary on the part of QDL, Questron, the Principals or the Company, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the respective businesses of QDL, Questron and the Company in substantially the same manner immediately after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected or any applicable waiting period shall have expired or terminated.

         7.7 Instruments and Possession.  To effect the transfers referred to in
Section 2.1, the Company and the Principals shall have executed and delivered to
QDL:

              (i) a bill of sale, substantially in the form attached hereto as Exhibit C, conveying in the aggregate all personal property included in the Acquired Assets;

              (ii) an Assignment and Assumption of Lease, with respect to each of the Real Property Leases (other than the Existing Master Lease), which shall be in a form reasonably satisfactory to QDL; and a duly executed certificate from an authorized officer of the Company certifying that all rents due from the Company under each Real Property Lease has been paid as of the Closing Date and that no defaults exist under any of the Real Property Leases as of the Closing Date;

              (iii) an Assignment and Assumption of Lease, with respect to each Non- Real Estate Lease in a form reasonably satisfactory to QDL;

              (iv) assignments, in form and substance satisfactory to QDL, of all Intellectual Property Rights, in recordable form to the extent necessary to assign such rights;

              (v) to the extent in written or other deliverable form and not previously delivered, all copies of Intellectual Property or other secret, proprietary or confidential information included in the Acquired Assets;

              (vi)  evidence  of the name  change  of the  Company  required  by
    Section 6.12, which evidence shall be reasonably satisfactory to QDL;

              (vii) all cash and cash equivalents of the Company;

              (viii) other than the Excluded Assets, all Books and Records of the Company (QDL shall be granted access to such Books and Records immediately after Closing);

              (ix) such keys, lock and safe combinations and other similar items as QDL shall require to obtain full occupation, possession and control of the Company's facilities and Business;

              (x) such changes relating to the bank accounts and safe deposit boxes of the Company as are being transferred to QDL and which QDL shall have requested by notice to the Company at least five (5) business days prior to the Closing Date;

              (xi) such other instruments as shall be reasonably requested by QDL to vest in QDL good and valid title in and to the Acquired Assets in accordance with the provisions hereof; and

              (xii) such other certificates, documents, instruments and agreements as Questron shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to Questron.

         7.8 Employment Agreement. QDL shall have received an Employment Agreement substantially in the form attached hereto as Exhibit D (together with any other exhibits attached thereto, the "Employment Agreement") duly executed and delivered by Rudolph M. Petric.

         7.9 Non-Competition Agreements. QDL shall have received from each of the Company and the Principals a Non-Competition Agreement, substantially in the form attached hereto as Exhibit E (the "Non-Competition Agreements").

         7.10 Financing. QDL shall have obtained financing on terms reasonably satisfactory to it in an amount sufficient to pay the purchase consideration contemplated by Section 2.4 and fees and expenses related to the transactions contemplated by this Agreement.

         7.11 Financial Statements. QDL and Questron shall have received the financial statements referenced in Section 4.13.

         7.12 Material Adverse Change. There shall have been no material adverse
change  in  the  financial  conditions,   assets,   liabilities  (contingent  or
otherwise), results of operations or business of the Company.

         7.13 Environmental Report. QDL shall have received a recent phase one environmental report on the office and warehouse space located in Middleburg Heights, Ohio which is leased by the Company pursuant to the Existing Master Lease.

         7.14 Investor Representation Letter. QDL shall have received an executed investor representation letter from each shareholder of the Company, substantially in the form attached hereto as Exhibit F.


                                    ARTICLE 8

             CONDITIONS PRECEDENT OF THE COMPANY AND THE PRINCIPALS
             ------------------------------------------------------

         The Company and the Principals need not consummate the transactions contemplated hereby unless the following conditions shall be fulfilled on or prior to the Closing:

         8.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of QDL and Questron contained in this Agreement or in any certificate or document delivered to the Company and the Principals pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, and (b) QDL and Questron shall have each performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and the Company shall have been furnished a certificate of an appropriate officer of QDL and Questron, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 8.1.

         8.2 Closing Certificates. The Company and the Principals shall have received (A) duly executed certificates from authorized officers of QDL and Questron with respect to (i) such entity's certificate of incorporation and bylaws, (ii) resolutions of the board of directors of such entity with respect to the authorizations of this Agreement and the other agreements contemplated hereby, and (iii) the incumbency of the executing officers of such entity, and
(B)(i) a copy of the certificate of incorporation of QDL as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware, and (ii) a copy of the certificate of incorporation of Questron as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware and Ohio.

         8.3 No Actions. No action, suit, or proceeding before any court, Governmental Authority, administrative agency or arbitrator shall be pending, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Person shall have been threatened, against the Company and the Principals seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

         8.4 Consents. All consents of third parties including, without limitation, any filing or filing required by Section 6.16 Governmental Authorities, and non-governmental self-regulatory agencies, and all filings with and notifications of Governmental Authorities (including any and all filings required by Section 6.16), regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the Business of the Company, necessary on the part of the

Company and the Principals, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained or effected or any applicable waiting period shall have expired or terminated.

         8.5 Instruments of Assumption. The Company shall have received from QDL such instruments of assumption with respect to the Assumed Liabilities as the Company may reasonably request, duly executed by QDL.

         8.6 Employment Agreement. QDL shall have executed and delivered the Employment Agreement.

         8.7 Opinion of Counsel. The Principals and the Company shall have been furnished with an opinion, dated the Closing Date, of Battle Fowler LLP, counsel to QDL and Questron, substantially in the form attached hereto as Exhibit G.

         8.8 No Material Adverse Change. There shall have been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or business of Questron and its subsidiaries.


                                    ARTICLE 9

                                 INDEMNIFICATION
                                 ---------------

         9.1 Indemnification by the Company and the Principals. Effective only from and upon the occurrence of the Closing, and subject to Section 9.3 below, the Company and each of the Principals hereby agrees to jointly and severally defend, indemnify and hold harmless QDL, Questron and their successors, assigns and affiliates (collectively, the "Questron Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) including, without limitation, Environmental Liabilities and Costs (collectively, "Questron Losses"), caused by, resulting from or arising out of:

              (a) (i) breaches of representation or warranty under this Agreement on the part of the Company or any Principal; and (ii) failures by the Company and any of the Principals to perform or otherwise fulfill any undertaking or other agreement or obligation under this Agreement;

              (b) all Excluded Liabilities;

              (c) any recalls, warranty claims, or product liability with respect to sales by the Company prior to the Closing Date or included in the finished goods inventory transferred to QDL;

              (d) except as otherwise provided in Section 2.3, any and all Taxes imposed on the Company with respect to the period prior to the Effective Date;

              (e) any liabilities arising out of the presence, release or disposal of any Hazardous Substances, or arising out of Environmental Claims or the violation of any Environmental Laws prior to the Closing Date;

              (f) the failure to collect in full any accounts receivable (less any reserves for bad debt, which reserves are determined in accordance with past practice) which are included in the Acquired Assets within three (3) months following the Closing;

              (g) the maintenance, amendment or termination of any Benefit Plan of the Company or out of any obligations under any such plan; and

              (h) any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Questron Indemnitee proposes to demand indemnification ("Questron Indemnified Claims"), QDL, Questron or such other Questron Indemnitee shall promptly notify the Company and the Principals thereof, provided further, however, that the failure to so notify the Company and the Principals shall not reduce or affect the Company's and the Principals' obligations with respect thereto except to the extent that the Company and the Principals are materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Company and the Principals shall have the right promptly upon receipt of such notice (after acknowledging responsibility for such Questron Indemnified Claim) to assume the control of the defense, compromise or settlement of any such Questron Indemnified Claims (provided that any compromise or settlement must be reasonably approved by QDL and/or Questron), including, at its own expense, employment of counsel reasonably satisfactory to QDL and/or Questron; provided, however, that if the Company and the Principals shall have exercised their right to assume such control, QDL and/or Questron may, in their sole discretion and at their expense, employ counsel to represent them (in addition to counsel employed by the Principals) in any such matter. So long as the Company and the Principals are contesting any such Questron Indemnified Claim in good faith, QDL, Questron and each other Questron Indemnitee shall not pay or settle any such Questron Indemnified Claim. Notwithstanding the foregoing, QDL shall have the right to offset any Questron Indemnified Claims and/or Questron Losses against the Deferred Purchase Price.

To the extent the Company makes payments to QDL for any accounts receivable pursuant to clause (f) above and this Section 9.1, QDL shall assign to the Company any such uncollected accounts receivables.

         9.2 Indemnification by QDL and Questron. Effective only from and upon the occurrence of the Closing, and subject to Section 9.3 below, QDL and Questron hereby agree to jointly and severally defend, indemnify and hold harmless the Company, the Principals and their respective successors, assigns and affiliates (collectively, "Company Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Company Losses"), resulting from or arising out of:

              (a) breaches of representation and warranty hereunder on the part of QDL and Questron and failures by QDL and Questron to perform or otherwise fulfill any undertaking or agreement or obligation hereunder;

              (b)  all  Assumed   Liabilities   and   excluding   any   Excluded
Liabilities;

              (c) all Taxes incurred by the Company (including Taxes payable in respect of any income of the Company) after the Effective Date;

              (d) facts or circumstances occurring after the Closing Date and relating to the operation of the Business after the Closing Date;

              (e) actions taken by the Company after the Effective Date in the ordinary course of business and taken in accordance with the provisions of this Agreement, and

              (f) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Company Indemnitee proposes to demand indemnification ("Company Indemnified Claims"), such Company Indemnitee shall notify QDL and Questron thereof, provided further, however, that the failure to so notify QDL and Questron shall not reduce or affect QDL's and Questron's obligations with respect thereto except to the extent that QDL and Questron are materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, QDL and Questron shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Company Indemnified Claims (provided that any compromise or settlement must be reasonably approved by the Company) including, at their own expense, employment of counsel reasonably satisfactory to the Company and the Principals; provided, however, that if QDL and Questron shall have exercised their right to assume such control, the Company and the Principals may, in their sole discretion and at their expense, employ counsel to represent the Company Indemnitees (in addition to counsel employed by QDL and Questron) in any such matter. So long as QDL and Questron are contesting any such Company Indemnified Claim in good faith, the Company Indemnitees shall not pay or settle any such Company Indemnified Claim.

         9.3 Limitation on Liability. (a) Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to indemnify and hold harmless any Questron Indemnitee with respect to any Questron Losses pursuant to a claim for indemnity under Section 9.1(a)(i) unless the aggregate amount of such Questron Losses exceeds Seventy-Five Thousand

Dollars ($75,000);  provided,  that, the foregoing limitation shall not apply to
(i) any claim for indemnity made by any Questron Indemnitee arising out of the failure of Seller to discharge any Encumbrance required to be released as a condition to this Agreement, (ii) the representations set forth in Section 4.27 and the liabilities described in Section 9.1(e), and (iii) the representations and warranties set forth in Section 4.15.

              (b) The aggregate liability of the Company under this Article 9 shall not exceed the aggregate amount of the consideration actually received by the Company as the Purchase Price (including, without limitation, any Deferred Purchase Price), provided, however, that such limitation shall not apply to the representations set forth in Section 4.27.

              (c) The aggregate liability of QDL and Questron under Section 9.2(a) (and 9.2(d), to the extent it relates to 9.2(a)) shall in no event exceed One Million Dollars ($1,000,000).

              (d) No party shall have any liability for any inaccuracy in or breach of any representation or warranty by such party if the other party or any of its officers, employees, counsel or other representatives had actual knowledge on or before the Closing Date that such representation or warranty was inaccurate or breached.

              (e) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, this Article 9 shall be the exclusive remedy for breaches of this Agreement or otherwise in respect of the sale of the Acquired Assets contemplated hereby.

              (f) Notwithstanding  anything contained herein to the contrary, no party shall have any liability hereunder for any lost profits or any consequential or incidental damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages.

                                   ARTICLE 10

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
              -----------------------------------------------------

              (a) Representations, Warranties and Covenants. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of three (3) years, except that any representation or warranty of the Company and the Principals contained in Sections 4.1, 4.6, 4.13(b) and
4.27 shall survive the Closing Date without limitation, and any representation or warranty of the Company and the Principals contained in Section 4.15 (Tax Matters) shall survive until the expiration of one year after the expiration of the applicable statute of limitations (provided that, if any Principal or the Company and the United States Internal Revenue Service or other taxing authority have agreed to extend the applicable statute of limitations beyond any such period, then in such case such representations and warranties shall survive to the date on which such agreement to extend expires).

                                   ARTICLE 11

                              INTENTIONALLY OMITTED


                                   ARTICLE 12

                                  MISCELLANEOUS
                                  -------------

         12.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         12.2 Waiver. Any failure of the Company and the Principal to comply with any of their respective obligations or agreements herein contained may be waived only in writing by QDL. Any failure of QDL and Questron to comply with any of its obligations or agreements herein contained may be waived only in writing by the Company.

         12.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

              (i) If to Principals or the Company, to:

                  c/o Nova Machine Products Co.
                  18001 Sheldon Road
                  Middleburg Heights, Ohio 44130
                  Attn: Jim Mraz
                  Telecopier: (216) 267-8519
                  Telephone: (216) 898-8005

                  (with a copy to)

                  Arter & Hadden LLP
                  925 Euclid Avenue
                  1100 Hummington Building
                  Cleveland, Ohio 44115-1475
                  Attn: Edwin Kennedy, Esq.
                  Telecopier: (216) 696-2645
                  Telephone: (216) 696-1100

              (ii) If to QDL and Questron, to:

                   Questron Technology, Inc.
                   6400 Congress Avenue
                   Suite 200A
                   Boca Raton, Florida  33487
                   Telecopier:  (561) 241-2866
                   Telephone:  (561) 241-5251

                   Attention:  Dominic A. Polimeni

                   (with a copy to)

                   Battle Fowler LLP
                   Park Avenue Tower
                   75 East 55th Street
                   New York, New York  10022
                   Telecopier:  (212) 856-7816
                   Telephone:  (212) 856-7000

                   Attention: Luke P. Iovine, III, Esq.

Such names and addresses may be changed by written notice to each person listed above.

         12.4 Governing Law and Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Delaware.

              (b) Each of the Company, the Principals, QDL and Questron hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, the Other Documents or the transactions contemplated hereby and thereby, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company, the Principals, QDL and Questron further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, hereby further irrevocably and unconditionally waive and agree not to plead or claim an inconvenient forum, and further covenant and agree not to institute any action or proceeding in any jurisdiction other than Delaware. Each of the Company, the Principals, QDL and Questron further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court.

         12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.6 Headings; Schedules. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "Schedules" shall mean the disclosure schedules heretofore delivered by the Company and the Principals to QDL and Questron.

         12.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         12.8 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

         12.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 9.1 and 9.2, the other Questron Indemnitees and Company Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         12.10 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties provided that QDL and Questron may assign its rights under the Agreement to any affiliate of QDL and Questron.

         12.11 Post-Closing Reimbursement. (a) QDL shall be responsible for all costs incurred by the Company in maintaining its benefit plans after the Closing Date for the Company employees hired by QDL after the Closing.

              (b) QDL shall reimburse the Company for QDL's pro rata share of any personal property taxes relating to the Acquired Assets paid by the Company for the calendar year ended December 31, 1999.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                             QUESTRON TECHNOLOGY, INC.


                             By        /s/ Dominic A. Polimeni
                                       -----------------------------------------
                                       Name:       Dominic A. Polimeni
                                       Title:      Chairman, President and
                                                      Chief Executive Officer


                             QUESTRON DISTRIBUTION LOGISTICS, INC.


                             By        /s/ Dominic A. Polimeni
                                       -----------------------------------------
                                       Name:       Dominic A. Polimeni
                                       Title:      Chairman and Chief Executive
                                                   Officer


                             METRO FORM CORPORATION d.b.a. Olympic
                             Fasteners & Electronic Hardware


                             By        /s/ Rudolph M. Petric
                                       -----------------------------------------
                                       Name:       Rudolph M. Petric
                                       Title:      President


                             PRINCIPALS:


                             /s/ James Mraz
                             ---------------------------------------------------
                             James Mraz


                             /s/ Rudolph M. Petric
                             ---------------------------------------------------
                             Rudolph M. Petric